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EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 12, 1999, relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Report to Shareholders of Scudder Pathway Series: Conservative Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated January 1, 2000





PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 8, 1999, relating to the financial statements and financial highlights appearing in the September 30, 1999 Annual Report to Shareholders of AARP Diversified Income with Growth Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated February 1, 2000.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000